AST Fund Solutions, LLC 55 Challenger Road, Suite 201 Ridgefield Park, NJ 07660

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July 28, 2017

Dear Shareholder,

We have been trying to contact you regarding an important matter pertaining to your investment in the Multi-Strategy Growth and Income Fund. This matter relates to an important operational and organizational initiative for the Fund and we urgently need your response.

Please call us today regarding this matter. The call will only take a few moments of your time, and you will not be asked to provide any confidential information.

Our number is (800) 431-9633 and our representatives are available between 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday. When you call, please have available the reference number listed below.

Thank you in advance for your assistance.

REFERENCE NUMBER: 123456789